                                                                    NEWS RELEASE
[SUBURBAN PROPANE LOGO OMITTED]                        Contact: Robert M. Plante
                                        Vice President & Chief Financial Officer
                                           P.O. Box 206, Whippany, NJ 07981-0206
                                                             Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

    SUBURBAN PROPANE PARTNERS, L.P. DECLARES INCREASED QUARTERLY DISTRIBUTION
            OF $0.6375 PER COMMON UNIT FOR FISCAL 2006 THIRD QUARTER

WHIPPANY, NEW JERSEY, JULY 20, 2006 -- Suburban Propane Partners, L.P.
(NYSE:SPH), a nationwide marketer of propane gas, fuel oil and related products and services, today announced its Board of Supervisors declared a quarterly distribution of $0.6375 per Common Unit for the three months ended June 24,
2006. This quarterly distribution includes the previously announced increase in the quarterly distribution from $0.6125 per Common Unit to $0.6375 per Common
Unit. The distribution equates to $2.55 per Common Unit annualized and is payable on August 8, 2006 to Common Unitholders of record as of August 1, 2006.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey,
Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 locations in 30 states.